United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 21, 2007

ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787
(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 21, 2007, iSECUREtrac Corp. (the “Company”) entered into an Indemnification Agreement in favor of and for the benefit of AHK Leasing, LLC, under which the Company has agreed to indemnify AHK for any payments AHK may make under a guarantee it has delivered to the provider of a performance bond which the Company was required to deliver to the State of New Jersey under the terms of a recently awarded offender tracking contract. Under the terms of the Indemnification Agreement, the Company will pay AHK a one-time fee of $10,000 in consideration for AHK’s guarantee.

Roger Kanne, a director of the Company, is an equity member and managing partner of AHK.

The aforementioned is a summary description of the terms and conditions of the Indemnification Agreement and is qualified in its entirety by its content, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this report

10.1	Indemnification Agreement, dated as of February 21, 2007, made by the Company in favor of and for the benefit of AHK Leasing, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Peter A. Michel
Peter A. Michel Chief Executive Officer

February 22, 2007